Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 30, 2001, except for Note 8 for which the date is March 5, 2001, relating to the financial statements of Foster Wheeler Corporation, all included in Foster Wheeler Corporation 's Annual Report on Form 10-K/A for the year ended December 29, 2000. We also consent to the references to us under the heading "Experts" in the Registration Statement.







                                                   /s/PricewaterhouseCoopers LLP




Florham Park, New Jersey
August 13, 2001